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THIS RIGHTS CERTIFICATE WILL BE VOID AND WITHOUT VALUE IF NOT USED FOR SUBSCRIPTION BEFORE 5:00 P.M. (TORONTO TIME) AT THE SPECIFIED OFFICE OF COMPUTERSHARE INVESTOR SERVICES INC. ON [ ].

Certificate Number

ZQ 123456

FEC Resources Inc.

(CONTINUED UNDER THE CANADA BUSINESS CORPORATIONS ACT)

Certificate for

****0**********

*****0*********

******0********

*******0*******

Rights

This transferable rights certificate issued to:

SPECIMEN

CUSIP 30246X116

ISIN CA30246X1160

*** ZERO ***

SAMPLE

evidences rights issued FEC Resources Inc., (the "Corporation") to a shareholder of record as at the close of business on [ ] to subscribe for and purchase shares of the Company (the "Shares") at a price of 0.0025 (US) per Share, the terms and subject to the conditions stated in the Company's rights offering registration statement dated [ ], (the "registration Statement"), all of which is incorporated herein by reference.

Dated:

President and Chief Executive Officer

Secretary

FORM 1 - TO SUBSCRIBE FOR SHARES

I hereby irrevocably subscribe for the number of Shares indicated below upon the terms and subject to the conditions stated in the Corporation's Registration Statement at a subscription price of $0.0025 US together with 2 Rights per Share.

NUMBER OF SHARES SUBSCRIBED FOR________________
AT $0.0025 (US) PER SHARE

TOTAL PRICE: $____________________(US)

SUBSCRIBER'S SIGNATURE:________________

Payment in full of the subscription price in US funds by certified cheque, bank draft or money order must be made to Computershare Investor Services Inc. with this subscription.

IF THE SUBSCRIBER IS OTHER THAN THE ABOVE NAMED REGISTERED HOLDER OF THIS RIGHTS CERTIFICATE, FORM 3 MUST BE DULY COMPLETED STATING THE NAME AND THE ADDRESS OF THE TRANSFEREE.

VOID

FORM 2 - TO SELL OR TRANSFER RIGHTS

IF THE RIGHTS ARE SOLD THROUGH AN INVESTMENT DEALER OR STOCK BROKER, DO NOT FILL IN THE NAME AND ADDRESS OF THE TRANSFEREE.

For value received, the rights evidenced hereby are transferred to:

Name of Transferee:________________

Please print - showing one given name

Address:________________

TO SUBSCRIBE, THE TRANSFEREE MUST FILL IN THE ABOVE PARTICULARS AND ALSO COMPLETE FORM 1.

Signature of rights certificate holder:____________

Signature Guaranteed by:____________

FORM 4 - SOLICITATION

FOR USE BY AUTHORIZED INVESTMENT DEALER OR BROKER

name of authorized investment dealer or broker

name of registered representative and telephone number

☐ LIST OF BENEFICIAL HOLDERS ATTACHED ☐ CHECK HERE IF DISKETTE TO FOLLOW

FORM 3 - TO DIVIDE OR COMBINE RIGHTS CERTIFICATES

Please deliver to the undersigned new rights certificate(s) in the name of the undersigned as indicated below. If a rights certificate is being divided, each new rights certificate must represent a whole number of rights.

_______rights certificate(s) for_______rights each

_______rights certificate(s) for_______rights each

Signature of rights certificate holder:____________

VOID

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SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

This rights certificate will be void and without value if not used for subscription before 5:00 p.m., Toronto time, at the office of Computershare Investor Services Inc. specified below, on [].

TO SUBSCRIBE

A shareholder or transferee of this rights certificate wishing to subscribe for Shares must complete Form 1 and deliver this rights certificate together with (a) a fully executed Subscription Agreement (in the form provided by the Company) and (b) payment in full of the subscription price to Computershare Investor Services Inc. at its office shown below prior to 4:00 p.m., Toronto time, on []. The total number of Shares to which you are entitled to subscribe is equal to the number of Rights appearing in the upper right-hand corner of the Rights Certificate. Only whole Shares may be subscribed for.

TO SELL OR TRANSFER RIGHTS

Complete Form 2 and deliver this rights certificate in ample time for the transferee to use it before the expiration of the rights. IF FORM 2 IS PROPERLY COMPLETED, THE TRANSFEREE MAY USE IT FOR SUBSCRIPTION WITHOUT OBTAINING A NEW RIGHTS CERTIFICATE.

The signature of the rights certificate holder must correspond with the name set forth on the face of this rights certificate, in every particular, without any change whatsoever, and should be guaranteed as described below in the section titled "Signature Guarantee". If Form 2 is signed by a trustee, executor, administrator, curator, tutor, guardian, attorney, officer of a corporation, partnership, association or any person acting in a fiduciary or representative capacity, it should be accompanied by satisfactory evidence of authority to act.

TO DIVIDE OR COMBINE CERTIFICATES

Complete Form 4 and deliver this rights certificate to Computershare Investor Services Inc. at its office shown below in ample time for the new rights certificate(s) to be issued and used before the expiration of the rights. Rights certificates representing fractional rights will not be issued.

SOLICITATION

Identify the investment dealer or broker, if any, who solicited acceptance of the Offer by completing Form 5. If this deposit represents more than one beneficial holder a list must accompany this rights certificate or a diskette must be forwarded to the place of deposit containing all beneficial holder information.

OFFICE OF COMPUTERSHARE INVESTOR SERVICES INC.

By Hand or Courier to:
8th Floor, 100 University Ave.
Toronto, Ontario M5J 2Y1
Attention: Corporate Actions

By Mail to:
P.O. Box 7021
31 Adelaide St. E.
Toronto, Ontario M5C 3H2
Attention: Corporate Actions

Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

The IRS (Internal Revenue Service) requires cost basis reporting of securities acquired for U.S. residents after January 1, 2011. For more information, please visit www.irs.gov.

L'IRS (Internal Revenue Service) exige la déclaration du prix de base des titres acquis pour les résidents des Etats-Unis après le 1er janvier 2011. Pour plus d'informations, veuillez visiter le www.irs.gov.

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